As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

315 Sigma Drive

Summerville, South Carolina 29486

(843) 900-3223

(Address and telephone number of Registrant’s principal executive offices)

Klaus Paulini, PhD

President and Chief Executive Officer

Aeterna Zentaris Inc.,

315 Sigma Drive

Summerville, South Carolina 29486

(843) 900-3211

(Name, address, and telephone number of agent for service)

Copies to:
Michael J. Lerner Steven M. Skolnick Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 United States (212) 262-6700	Trevor Zeyl Norton Rose Fulbright Canada LLP 222 Bay Street, Suite 3000 P.O. Box 53, Toronto ON M5K 1E7 Canada (414) 216-4792

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-232935

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company[  ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Shares, no par value

Total	US$ 5,702,499.40	US$ 622.15

(1)	The Registrant previously registered an aggregate of US$ 45,000,000.00 of Common Shares, Common Share Purchase Rights, Preferred Shares, Warrants and Units on a Registration Statement on Form F-3 (File No. 333-232935), as amended, which was declared effective on August 15, 2019 (the “Related Registration Statement”). As of the date hereof, a balance of US$ 28,512,497 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Shares, having a proposed maximum aggregate offering price of US$ 5,702,499.40 is hereby registered.
(2)	The registration fee has been calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Common Shares of Aeterna Zentaris Inc. (the “Registrant”) contemplated by the Registration Statement on Form F-3, as amended (File No. 333-232935), initially filed with the SEC by the Registrant on August 1, 2019 (as amended on August 2, 2019 and August 13, 2019, the “Related Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on August 15, 2019. The contents of the Related Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered in the public offering by US$ 5,702,499.40. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Related Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on February 16, 2021.

AETERNA ZENTARIS INC.
	By:	/s/ Klaus Paulini, PhD
	Name:	Klaus Paulini, PhD
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Klaus Paulini, PhD and Leslie Auld, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-3 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2021

Signature	Title

/s/ Klaus Paulini, PhD	President, Chief Executive Officer (Principal
Klaus Paulini, PhD	Executive Officer) and Director

/s/ Leslie Auld	Senior Vice President, Chief Financial Officer
Leslie Auld	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carolyn Egbert	Director and Chair of the Board
Carolyn Egbert

/s/ Pierre-Yves Desbiens	Director
Pierre-Yves Desbiens

/s/ Peter G. Edwards	Director
Peter G. Edwards

/s/ Gilles Gagnon	Director
Gilles Gagnon

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on February 16, 2021.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini, PhD
Name:	Klaus Paulini, PhD
Title:	Authorized Signatory